================================================================================
Exhibit 1. Financial Statements


                                PRINTLUX.COM INC.


                        CONSOLIDATED FINANCIAL STATEMENTS


                             JULY 31, 2003 AND 2002

                                  [MORGAN & COMPANY CAHARTERED ACCOUNTANTS LOGO]


                                AUDITORS' REPORT

To the Shareholders of
Printlux.com Inc.


We have audited the consolidated balance sheets of Printlux.com Inc. as at July 31, 2003 and 2002, and the consolidated statements of operations and deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Canada and the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at July 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles. As required by the British Columbia Company Act, we report that, in our opinion, these principles have been applied on a consistent basis.



Vancouver, B.C.                                              "Morgan & Company"
November 3, 2003                                          Chartered Accountants


                COMMENTS BY AUDITOR FOR U.S. READERS ON CANADA -
                            U.S. REPORTING DIFFERENCE

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in note 1 to the financial statements. Our report to the shareholders dated November 3, 2003 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.

Vancouver, Canada                                             "Morgan & Company"
November 3, 2003                                           Chartered Accountants

Tel: (604) 687-5841                                P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075                           Suite 1488-700 West Georgia Street
www.morgan-cas.com                                      Vancouver, B.C.  V7Y 1A1

                                PRINTLUX.COM INC.

                           CONSOLIDATED BALANCE SHEETS

-------------------------------------------------------------------------------------------------------------------
                                                                                           JULY 31
                                                                                    2003                2002
-------------------------------------------------------------------------------------------------------------------
ASSETS

Current
     Cash and cash equivalents                                              $         20,261    $         61,084
     Accounts receivable                                                             310,023             119,045
     GST recoverable                                                                  -                   15,151
     Inventory                                                                        30,586              31,839
     Prepaid expenses                                                                 -                      585
                                                                            ---------------------------------------
                                                                                     360,870             227,704

Due From Associated Company (Note 4)                                                   2,028              56,568
Equipment, Furniture And Leasehold Improvements (Note 5)                             258,359             270,533
Goodwill                                                                              41,693              41,693
                                                                            ---------------------------------------

                                                                            $        662,950    $        596,498
===================================================================================================================

LIABILITIES

Current
     Bank indebtedness (Note 6)                                             $         61,552    $         63,962
     Accounts payable and accrued liabilities                                        339,396             262,004
     GST payable                                                                       9,444              -
     Current portion of obligation under capital leases                                9,496              26,363
     Loans payable to a related party (Note 8)                                        46,098              -
                                                                            ---------------------------------------
                                                                                     465,986             352,329

Obligation Under Capital Leases (Note 7)                                               3,410              12,906
Loans Payable To A Related Party (Note 8)                                                  -              50,000
                                                                            ---------------------------------------
                                                                                     469,396             415,235
                                                                            ---------------------------------------

SHAREHOLDERS' EQUITY

Share Capital (Note 9)                                                             1,565,091           1,565,091

Deficit                                                                           (1,371,537)         (1,383,828)
                                                                            ---------------------------------------
                                                                                     193,554             181,263
                                                                            ---------------------------------------

                                                                            $        662,950    $        596,498
===================================================================================================================

Approved by the Board of Directors:

                                PRINTLUX.COM INC.

                CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT


--------------------------------------------------------------------------------------------------------------------
                                                                                       YEARS ENDED JULY 31
                                                                                    2003                 2002
--------------------------------------------------------------------------------------------------------------------
Revenue                                                                    $        1,705,498   $          801,111

Cost Of Sales (Schedule 1)                                                          1,004,988              589,384
                                                                              -----------------    -----------------

Gross Margin                                                                          700,510              211,727

Expenses
     General and administrative (Schedule 2)                                          691,164              937,878
                                                                              -----------------    -----------------

Income (Loss) From Operations                                                           9,346             (726,151)

Other Items
     Gain on settlement of debt (Note 12)                                                  -               104,791
     Miscellaneous income                                                               2,945                4,907
                                                                              -----------------    -----------------

Net Income (Loss) For The Year                                                         12,291             (616,453)

Deficit, Beginning Of Year                                                         (1,383,828)            (767,375)
                                                                              -----------------    -----------------

Deficit, End Of Year                                                       $       (1,371,537)  $       (1,383,828)
====================================================================================================================


Basic And Diluted Net Income (Loss) Per Share                              $           0.01     $          (0.05)
====================================================================================================================


Weighted Average Number Of Common Shares Outstanding
                                                                                   13,191,624           12,495,851
====================================================================================================================

                                PRINTLUX.COM INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

----------------------------------------------------------------------------------------------------------------------
                                                                                           YEARS ENDED JULY 31
                                                                                         2003              2002
----------------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
     Net income (loss) for the year                                               $       12,291   $      (616,453)
     Adjustments for:
         Amortization                                                                     50,724            53,176
         Gain on settlement of debt                                                        -              (104,791)
         (Increase) Decrease in accounts receivable                                     (190,978)           13,153
         (Increase) Decrease in prepaid expenses                                             585             1,853
         (Increase) Decrease in inventory                                                  1,253            (1,839)
         Increase (Decrease) in accounts payable                                          77,392          (167,361)
         Increase (Decrease) in GST payable/receivable                                    24,595           (23,352)
                                                                                  ----------------  ------------------
                                                                                         (24,138)         (845,614)
                                                                                  ----------------  ------------------

Cash Flows From Financing Activities
     Issue of shares for cash                                                              -             1,800,000
     Decrease in due from associated company                                              54,540            23,400
     Advances from Bentley Capital Corp.                                                   -              (395,000)
     Repayment of obligations under capital lease                                        (26,363)          (20,177)
     Decrease in loans payable to a related party                                         (3,902)         (317,460)
                                                                                  ---------------- -------------------
                                                                                          24,275         1,090,763
                                                                                  ---------------- -------------------

Cash Flows From Investing Activities
     Deferred costs                                                                        -              (126,000)
     Purchase of capital assets                                                          (38,550)          (72,027)
     Cash acquired on acquisition of parent company                                        -                 3,295
                                                                                  ---------------- -------------------
                                                                                         (38,550)         (194,732)
                                                                                  ---------------- -------------------

Increase (Decrease) In Cash And Cash Equivalents During The Year
                                                                                         (38,413)           50,417

Deficiency In Cash And Cash Equivalents, Beginning Of Year
                                                                                          (2,878)          (53,295)
                                                                                  ---------------- -------------------

Deficiency In Cash And Cash Equivalents, End Of Year                              $      (41,291)  $        (2,878)
======================================================================================================================

Deficiency In Cash And Cash Equivalents Consists Of:
     Cash and cash equivalents                                                    $       20,261   $        61,084
     Bank indebtedness                                                                   (61,552)          (63,962)
                                                                                  ---------------- -------------------

                                                                                  $      (41,291)  $        (2,878)
======================================================================================================================

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES

Effective August 23, 2001, the Company acquired 100% of the issued and outstanding shares of Graffico Printers & Design Inc. by issuing 7,441,624 common shares at a fair value of $97,370.

                                PRINTLUX.COM INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JULY 31, 2003 AND 2002



1.   NATURE OF OPERATIONS AND GOING CONCERN

     a)  Nature of Operations

         The Company is a full service print company which provides up-to-the-minute innovations in print, promotional and warehouse management services. In addition, the Company has developed, and is continuing to test and improve, technology to deliver online print services to existing and future clientele that require automated, customized and fully integrated solutions for their printing needs.

     b)  Going Concern

         The accompanying financial statements have been prepared using Canadian generally accepted accounting principles applicable to a going concern.

         The Company incurred net income of $12,291 for the year ended July 31, 2003, has an accumulated deficit of $1,371,537 as at July 31, 2003, and has a working capital deficiency of $105,116. The Company's ability to continue as a going concern is dependent upon successful completion of additional financing, continuing support of creditors and upon its ability to attain profitable operations. These consolidated financial statements do not give effect to any adjustments that would be necessary should the Company not be able to continue as a going concern.


2.   SIGNIFICANT ACCOUNTING POLICIES

     a)  Consolidation

         These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Graffico Printers & Design Inc. These consolidated financial statements are prepared in accordance with generally accepted accounting principles in Canada. As described in note 16, these principles differ in certain respects from principles and practices generally accepted in the United States.

     b)  Cash and Cash Equivalents

         Cash  equivalents  are  defined  as  highly  liquid   investments  with
         maturities at acquisition of three months or less.

     c)  Inventory

         Inventory is valued at the lower of cost and net realizable value.

                                PRINTLUX.COM INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JULY 31, 2003 AND 2002



2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     d)  Amortization

         Capital assets are recorded at cost and amortization is provided over their estimated economic lives at the following rates:

                Equipment and presses               15% declining balance
                Computer hardware                   20% declining balance
                Computer software                   20% declining balance
                Web page                            50% declining balance
                Office furniture                    10% declining balance

         Leasehold improvements are amortized on a straight line basis over 10 years.

     e)  Goodwill

         The  Company  has adopted  the new  requirements  of the CICA  Handbook
         Section 3062, whereby goodwill is no longer amortized but instead is tested for impairment on an annual basis. Any impairment to goodwill is charged to earnings during the year. There was no impairment of goodwill during the year.

     f)  Revenue Recognition

         The Company recognizes revenue at the time the goods are shipped and title passes to the customer.

     g)  Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     h)  Financial Instruments

         The Company's financial instruments consist of cash, accounts receivable, accounts payable and accrued liabilities, and GST payable. Unless otherwise indicated, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from those financial instruments. The fair value of these financial instruments approximates their carrying values, unless otherwise noted.

                                PRINTLUX.COM INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JULY 31, 2003 AND 2002



2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     i)  Future Income Taxes

         The Company follows the liability method of accounting for income taxes. Under the liability method future income tax assets and liabilities are computed based on differences between the carrying amount of assets and liabilities on the balance sheet and their corresponding tax values, using enacted income tax rates at each balance sheet date. Future income tax assets also include the benefit that may be derived from unused loss carryforwards and unclaimed other deductions. The valuation of future income tax assets is reviewed annually and adjusted, if necessary, by use of valuation allowance to reflect the estimated realizable amount.

     j)  Stock Based Compensation

         The Company adopted the new CICA Handbook Section 3870 - "Stock Based Compensation and Other Stock Based Payments", which recommends a fair value based method of accounting for compensation costs. The new section also permits the use of the intrinsic value based method, which recognizes compensation cost for awards to employees only when the market price exceeds the exercise price at date of grant, but requires pro-forma disclosure of earnings and earnings per share as if the fair value method had been adopted. The Company has elected to adopt the intrinsic value based method for employees' awards. Any consideration paid by the option holders to purchase shares is credited to share capital. The adoption of this accounting policy has no effect on the financial statements of either the current period or prior periods presented.

         However, Handbook Section 3870, does require additional disclosures for options granted to employees, including disclosure of pro-forma earnings and pro-forma earnings per share as if the fair value based accounting method had been used to account for employee stock options.

     k)  Net Income (Loss) Per Share

         The Company has adopted the new accounting standard for the calculation of net income (loss) per share which follows the "treasury stock method" in the calculation of diluted net income (loss) per share, and requires the presentation of both basic and diluted net income (loss) per share on the face of the consolidated statement of operations and deficit regardless of the materiality of the difference between them.

                                PRINTLUX.COM INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JULY 31, 2003 AND 2002

2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     l)  Foreign Currency Transactions

         Transactions recorded in foreign currencies have been translated into Canadian dollars as follows:

         i)   monetary items at the rate prevailing at the balance sheet date;
         ii)  non-monetary items at the historical exchange rate;
         iii) revenue and expense at the average rate in effect during the applicable accounting period.

         Gains and losses arising on translation are included in the results of operations.


3.   ACQUISITION OF SUBSIDIARY

     Effective August 23, 2001, Printlux.com Inc. ("Printlux") acquired 100% of the issued and outstanding common shares of Graffico Printers & Design Inc. ("Graffico") by issuing 7,441,624 common shares (includes 425,000 common shares issued to an arm's length party as a finders fee). Since the transaction resulted in the former shareholder of Graffico owning the majority of the issued common shares of Printlux, the transaction, which is referred to as a "reverse take-over", has been treated for accounting purposes as an acquisition by Graffico of the net assets and liabilities of Printlux. Under this purchase method of accounting, the results of operations of Printlux are included in these financial statements from August 23, 2001.

     Control of the net assets of Printlux was acquired for total consideration of $97,370 representing the fair value of the assets of Printlux. Graffico is deemed to be the purchaser for accounting purposes and, accordingly, its net assets are included in the balance sheet at their previously recorded values.

     The acquisition is summarized as follows:

    Current assets (including cash of $3,295)                                                       $       7,149
    Other assets                                                                                          206,802
                                                                                                    ----------------
                                                                                                          213,951
    Current liabilities                                                                                   116,581
                                                                                                    ----------------

                                                                                                    $      97,370
                                                                                                    ================

    Consideration given at fair value
         Issue of common shares                                                                     $      97,370
                                                                                                    ================

                                PRINTLUX.COM INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JULY 31, 2003 AND 2002



3.   ACQUISITION OF SUBSIDIARY (Continued)

     Summarized financial information of Printlux.com Inc.

     Balance Sheets

                                                                                   AUGUST 23          JULY 31
                                                                                      2001              2001
                                                                                ----------------- -----------------
    Assets
         Current
             Cash                                                               $         3,295   $         4,002
             Amounts receivable                                                           3,854             3,862
                                                                                ----------------- -----------------
                                                                                          7,149             7,864
         Deferred costs                                                                 206,289           155,721
         Capital assets                                                                     513               513
                                                                                ----------------- -----------------

                                                                                $       213,951   $       164,098
                                                                                ================= =================

    Liabilities
         Current
             Accounts payable                                                   $       116,581   $        66,013
                                                                                ----------------- -----------------

    Shareholders' Equity
         Share capital                                                                  250,947           250,947
         Deficit                                                                       (153,577)         (152,862)
                                                                                ----------------- -----------------
                                                                                         97,370            98,085
                                                                                ----------------- -----------------

                                                                                $       213,951   $       164,098
                                                                                ================= =================

     Statements of Loss

                                                                                       AUGUST 23       JULY 31
                                                                                         2001            2001
                                                                                     -------------- ---------------
    Expenses                                                                         $     (737)    $     (27,763)
    Interest income                                                                          22             2,489
                                                                                     -------------- ---------------

    Loss for the period                                                              $     (715)    $     (25,274)
                                                                                     ============== ===============

                                PRINTLUX.COM INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JULY 31, 2003 AND 2002



3.   ACQUISITION OF SUBSIDIARY (Continued)

     Statements of Cash Flows

                                                                                    AUGUST 23         JULY 31
                                                                                       2001             2001
                                                                                  --------------- -----------------
    Cash flows from operating activities
         Loss for the period                                                      $        (715)  $       (25,274)
         Amortization                                                                         -               220
                                                                                  --------------- -----------------
                                                                                           (715)          (25,054)
         Changes in non-cash working capital                                             50,576            43,823
                                                                                  --------------- -----------------
                                                                                         49,861            18,769

    Cash flows from investing activity
         Deferred costs                                                                 (50,568)         (128,219)
                                                                                  --------------- -----------------

    Decrease in cash                                                                       (707)         (109,450)
    Cash, beginning of period                                                             4,002           113,452
                                                                                  --------------- -----------------

    Cash, end of period                                                           $       3,295   $         4,002
                                                                                  =============== =================


4.   DUE FROM ASSOCIATED COMPANY

     Due from associated company consists of the following:

                                                                                          2003           2002
                                                                                      -------------- --------------
    585272 B.C. Ltd.                                                                  $      2,028   $      56,568
                                                                                      ============== ==============

     The amount receivable does not bear interest or have fixed terms of repayment.

                                PRINTLUX.COM INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JULY 31, 2003 AND 2002


5.   EQUIPMENT, FURNITURE AND LEASEHOLD IMPROVEMENTS

                                                                    2003                                 2002
                                            ----------------------------------------------------    ----------------
                                                                ACCUMULATED        NET BOOK             NET BOOK
                                                 COST          AMORTIZATION          VALUE               VALUE
                                            ---------------- ------------------ ----------------    ----------------
    Equipment and presses                   $     311,922    $     167,792      $      144,130      $     143,740
    Office furniture                               45,962           22,490              23,472             25,459
    Computer hardware                             119,273           72,093              47,180             43,190
    Computer software                              52,660           24,337              28,323             35,223
    Leasehold improvements                         12,467            3,633               8,834             10,081
    Web page                                       32,100           25,680               6,420             12,840
                                            ---------------- ------------------ ----------------    ----------------

                                            $     574,384    $     316,025      $      258,359      $     270,533
                                            ================ ================== ================    ================

     Capital assets include equipment and presses acquired under capital lease with an original cost of $90,388 (2002 - $90,388). Accumulated amortization provided on this equipment and presses totaled $23,990 (2002 - $12,272).


6.   BANK INDEBTEDNESS

     Bank indebtedness consists of:

                                                                                          2003            2002
                                                                                      -------------- ---------------
    Business line of credit on which interest is charged at prime plus 1.5%
                                                                                      $     61,552   $      62,084
    HSBC bank overdraft on which interest is charged at 21%                                   -              1,878
                                                                                      -------------- ---------------

                                                                                      $     61,552   $      63,962
                                                                                      ============== ===============

     The business line of credit has a limit of $65,000, and is secured by a registered general assignment of book debt and a floating fixed charge over all corporate assets.

                                PRINTLUX.COM INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JULY 31, 2003 AND 2002



7.   OBLIGATIONS UNDER CAPITAL LEASES

     The Company has acquired certain capital assets under capital lease. Payments under these leases are as follows:

                                                                                          2003            2002
                                                                                      -------------- ---------------
    2003                                                                              $       -      $      29,444
    2004                                                                                    10,303          10,303
    2005                                                                                     3,542           3,542
                                                                                      -------------- ---------------

    Total minimum lease payments                                                            13,845          43,289
    Less:  Amount representing interest                                                       (939)         (4,020)
                                                                                      -------------- ---------------

    Balance of obligation                                                                   12,906          39,269
    Current portion                                                                          9,496          26,363
                                                                                      -------------- ---------------

                                                                                      $      3,410   $      12,906
                                                                                      ============== ===============

8.   LOANS PAYABLE TO RELATED PARTY

                                                                                         2003            2002
                                                                                     -------------- ---------------
    Unsecured with interest at 9% per annum, compounded monthly, and repayable
      on July 27, 2004                                                               $     26,098   $     50,000

    Unsecured, interest at 12% per annum, with no specific terms of repayment
                                                                                           20,000           -
                                                                                     -------------- ---------------

                                                                                           46,098         50,000
    Current portion                                                                        46,098           -
                                                                                     -------------- ---------------

                                                                                     $      -       $     50,000
                                                                                     ============== ===============


9.   SHARE CAPITAL

     a)  Authorized

         An unlimited number of common shares without nominal or par value.

         An unlimited number of preferred shares, without nominal or par value, issuable in series. The directors are authorized to fix the number of shares in each series and to determine the designation, rights, privileges, restrictions and conditions attached to the shares of each series.

                                PRINTLUX.COM INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JULY 31, 2003 AND 2002



9.   SHARE CAPITAL (Continued)

     b)  Issued and Outstanding

         Common Shares

                                                                                  NUMBER OF
                                                                                  SHARES           CONSIDERATION
                                                                              --------------------------------------
        Balance, July 31, 2001                                                          1,000   $            10

        Adjustment to the number of shares issued and outstanding as a result of the reverse take-over transaction
             Graffico Printers & Design Inc.                                           (1,000)                -
             Printlux.com Inc.                                                      4,300,000                 -
                                                                              --------------------------------------
                                                                                    4,300,000                10
        Consolidation of the share capital on the basis of one
          post-consolidation common share for every two pre-consolidation
          common shares                                                            (2,150,000)                -
                                                                              --------------------------------------
                                                                                    2,150,000                10
        Fair value of shares issued in connection with the acquisition of
          Graffico Printers & Design Inc.
          (Note 3)                                                                  7,441,624            97,370
        Public offering of common shares for cash (net of share issue costs
          of $332,289)                                                              3,600,000         1,467,711
                                                                              --------------------------------------

        Balance, July 31, 2002 and 2003                                            13,191,624   $     1,565,091
                                                                              ======================================

     c)  Escrowed Shares

         Of the issued and outstanding common shares, a total of 6,664,131 common shares are held in escrow to be released as follows:

         i) 700,000 common shares to be released from escrow as to one-half on each of August 23, 2003 and 2004.

         ii) 5,964,131 common shares to be released from escrow as to 5% on the twenty-four month anniversary of the August 23, 2001 transaction disclosed in Note 3, and as to 10% every six months thereafter.

     d)  Share Purchase Warrants

         In connection with a public offering of common shares, the Company has issued 1,800,000 Series B share purchase warrants. Each Series B warrant entitles the holder to acquire one common share at $3.00 per share to August 23, 2002. These warrants expired unexercised during the year ended July 31, 2003.

                                PRINTLUX.COM INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JULY 31, 2003 AND 2002



9.     SHARE CAPITAL (Continued)

     d)  Share Purchase Warrants (Continued)

         As additional consideration for their assistance with the public offering of common shares, the Company has issued 540,000 share purchase warrants to the agent. Each warrant will entitle the agent to acquire one common share for a period of two years from August 23, 2001 on the following basis:

         i) one-third of the warrants have an exercise price of $0.719 to August 23, 2003.
         ii) one-third of the warrants have an exercise price of $0.8625 to August 23, 2003.
         iii) one-third of the warrants have an exercise price of $1.15 to August 23, 2003.

         These warrants expired unexercised subsequent to July 31, 2003.

     e)  Stock Options

         As at July 31, 2003, the following stock options are outstanding:

      NUMBER                PRICE
     OF SHARES            PER SHARE               EXPIRY DATE            EXERCISABLE
 ------------------     --------------     ---------------------------   ------------------
     1,740,000          $   0.50               September 20, 2006             1,160,000

         A summary of the changes in stock options for the year ended July 31, 2003 is presented below:

                                                                                                         WEIGHTED
                                                                                                         AVERAGE
                                                                                                         EXERCISE
                                                                                          SHARES          PRICE
                                                                                       ------------------------------
        Balance, July 31, 2001                                                              205,000   $      0.20

        Granted                                                                           2,075,000          0.50
        Cancelled                                                                          (425,500)        (0.42)
                                                                                       ------------------------------

        Balance, July 31, 2002                                                            1,854,500          0.49

        Expired                                                                             (87,500)        (0.20)
        Cancelled                                                                           (27,000)        (0.50)
                                                                                       ------------------------------

        Balance, July 31, 2003                                                            1,740,000   $      0.50
                                                                                       ==============================

                                PRINTLUX.COM INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JULY 31, 2003 AND 2002



9.     SHARE CAPITAL (Continued)

       Supplemental Information for Stock Based Compensation

       Effective August 1, 2002, in accordance with CICA Handbook Section 3870 - "Stock Based Compensation and Other Stock Based Payments", pro-forma information regarding net earnings and net earnings per share is to be determined as if the Company had accounted for its employee's stock options under the fair value method. The fair value for these options was estimated at the date of grant date using a Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 3.25%, dividend yield of nil, volatility factor of 155%, and a weighted average expected life of the options of 3 years. The weighted average fair value per share of options granted during 2003 was $0.23.

       The following table presents the net earnings and net earnings per share for the year ended July 31, 2003 had the Company recorded stock options as compensation expense on a fair value basis:

      Net income for the year                                                                     $       12,291
      Compensation expense under Section 3870                                                           (138,210)
                                                                                                  -------------------


      Pro-forma net loss                                                                          $     (125,919)
                                                                                                  ===================

      Pro-forma basic and diluted loss per share                                                  $        (0.01)
                                                                                                  ===================

10.    RELATED PARTY TRANSACTIONS

       a) Commencing on May 1, 2000, the Company entered into a long term lease agreement regarding its premises with an associated company, 585272 B.C. Ltd. During the year ended July 31, 2003, the rent expense incurred under the lease agreement totaled $72,625 (2002 - $71,750).

       b) As at July 31, 2003, accounts payable included $49,667 (2002 - $49,126) in unpaid rent incurred under the above noted lease agreement, and $74,250 (2002 - $40,250) in management fees payable to directors of the Company.

       c) The amount described in Note 6 is due from a company with a director in common.

       d)  The amount described in Note 8 is due to a director of the Company.

                                PRINTLUX.COM INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JULY 31, 2003 AND 2002



11.    COMMITMENTS

       The Company rents its premises under a long term operating lease from an associated company, 585272 B.C. Ltd. The minimum annual rental in each of the next five years is:

                2004            $     75,250
                2005            $     75,250
                2006            $     75,250
                2007            $     78,750
                2008            $     78,750


12.    GAIN ON SETTLEMENT OF DEBT

       During the year ended July 31, 2002, the Company settled a dispute with Xerox Canada Ltd. by the payment of $50,000. The settlement of the dispute resulted in the Company recognizing a gain in its accounts of $104,791.


13.    INCOME TAXES

       The reported income tax recovery differs from the amount computed by applying the federal basic statutory rate to the net loss before income taxes. The reasons for this difference and the related tax effect are as follows:

                                                                                       2003             2002
                                                                                   -------------- -----------------
      Federal basic statutory tax rate                                                    38%              40%
                                                                                   -------------- -----------------

      Expected income tax recovery (expense)                                       $    (4,600)   $       244,200
      Tax losses not recognized in the period that the benefit arose
                                                                                         4,600           (244,200)
                                                                                   -------------- -----------------

      Income tax provision                                                         $         -    $            -
                                                                                   ============== =================

       Future income taxes result primarily from temporary differences in the recognition of certain revenue and expense items for financial and income tax reporting purposes. The approximate tax effect of each type of temporary difference that gives rise to the Company's future income tax assets are as follows:

                                PRINTLUX.COM INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JULY 31, 2003 AND 2002



13.    INCOME TAXES (Continued)

                                                                                     2003               2002
                                                                               ------------------ -----------------
      Future income tax assets:
           Net operating tax losses carried forward                            $        526,434   $       569,123
           Accumulated cost base differences on assets                                  241,432           232,096
                                                                               ------------------ -----------------

                                                                                        767,866           801,219
      Less:  Valuation allowance                                                       (767,866)         (801,219)
                                                                               ------------------ -----------------

                                                                               $         -        $        -
                                                                               ================== =================

       The realization of income tax benefits related to these future potential tax deductions is uncertain and cannot be viewed as more likely than not. Accordingly, no future income tax assets have been recognized for accounting purposes.

       At July 31, 2003, the Company and its subsidiary have $1,502,000 (2002 - $1,436,000) in non-capital loss carryforwards available for tax purposes. These loss carryforwards expire between 2004 and 2010 as follows:

                2004           $       4,000
                2005           $      43,000
                2006           $     109,000
                2007           $     277,000
                2008           $     271,000
                2009           $     696,000
                2010           $     102,000


14.    CONTINGENT LIABILITY

       The Company has been named as a defendant in a Statement of Claim filed by Telus claiming unpaid amounts of approximately $35,000. The Company has counterclaimed on the basis that the wares provided were not of merchantable quality, whereby it has suffered loss and damages. As at July 31, 2003, no amount has been accrued in the accounts of the Company.


15.    COMPARATIVE FIGURES

       The comparative figures have been reclassified to conform to the current year's presentation.

                                PRINTLUX.COM INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JULY 31, 2003 AND 2002



16. MATERIAL DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLE (GAAP)

       The Company prepares its financial statements in accordance with accounting principles generally accepted in Canada ("Canadian GAAP"), which differ in certain respects form those principles that the Company would have followed had its financial statements been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP"). There are no major differences between Canadian and US GAAP which affect the Company's financial statements except as described below:

       a)  Stock Based Compensation

           Effective August 31, 2002, the Company adopted the new CICA accounting standard in respect of stock based compensation. This new standard is substantially identical to United States GAAP. Under Canadian GAAP, the reporting of pro-forma income (loss) per share was not required for the year ended July 31, 2002. Under US GAAP, had the Company elected to recognize stock based compensation based on the estimated fair value of stock options granted, results would have been as follows:

                                                                                    2003                2002
                                                                              ------------------ -------------------
          Net income (loss) for the year - US GAAP                            $        12,291    $       (616,453)
          Add:  Fair value of stock based compensation                               (138,210)           (162,301)
                                                                              ------------------ -------------------

          Pro-forma loss for the year - US GAAP                               $      (125,919)   $       (778,754)
                                                                              ================== ===================


          Loss per share - US GAAP                                            $         (0.01)   $         (0.06)
                                                                              ================== ===================

       b)  Recent accounting pronouncements - US GAAP

           In 2001, the Financial Accounting Standards Board ("FASB") approved the issuance of Statements of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142
           requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment. The statement is effective for fiscal years beginning after December 15, 2001, and is required to be applied at the beginning of an entity's fiscal year and to be applied to all goodwill and other intangible assets recognized in its financial statements at that date. Impairment losses for goodwill and indefinite-lived intangible assets that arise due to the initial application of this statement (resulting from a transitional impairment test) are to be reported as resulting from a change in accounting principle.

                                PRINTLUX.COM INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JULY 31, 2003 AND 2002



16. MATERIAL DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLE (GAAP) (Continued)

       b)  Recent accounting pronouncements - US GAAP (Continued)

           In 2002, the Company recorded amortization of goodwill of $3,294. If the provisions of SFAS 142 which were adopted beginning in 2002, net loss for US GAAP purposes would have decreased from ($616,453) to ($613,159). Basic and diluted loss per share would have remained unchanged.

           In 2001, FASB issued Statements of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143") that records the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets. The initial recognition of the liability will be capitalized as part of the asset cost and depreciated over its estimated useful life. The adoption of SFAS 143 on August 1, 2002 had no significant effect on the results of operations or the financial portion of the Company.

           In August 2001, FASB issued Statements of Financial Accounting Standards No. 144, "Accounting for the Impairment on Disposal of Long-lived Assets" ("SFAS 144"), which supersedes Statements of Financial Accounting Standards No. 121, "Accounting for the
           Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of". SFAS 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. Additionally, SFAS 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction. The adoption of SFAS 144 on August 1, 2002 had no significant effect on the results of operations or the financial position of the Company.

           In 2002, FASB issued Statements of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146") that nullifies Emerging Issues Task Force No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)" ("EITF 94-3"). SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, whereby EITF 94-3 had recognized the liability at the commitment date to an exit plan.
            The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS 146 had no significant effect on the results of operations or the financial position of the Company.

                                PRINTLUX.COM INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JULY 31, 2003 AND 2002



16. MATERIAL DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLE (GAAP) (Continued)

       b)  Recent accounting pronouncements - US GAAP (Continued)

           In 2002, FASB issued Statements of Financial Accounting Standards No. 147, "Accounting of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 44 and FASB Interpretation No. 9" ("SFAS 147"). SFAS 147 requires the application of the purchase method of accounting to all acquisitions of financial institutions, except transactions between two or more mutual enterprises. SFAS 147 is effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The adoption of SFAS 147 had no significant effect on the results of operations or the financial position of the Company.

           In 2002, FASB issued Statements of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123" ("SFAS 148"). SFAS 148 amends FASB Statement No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of FASB Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for fiscal years ending after December 31, 2002.

           In 2003, FASB issued Statements of Financial Accounting Standards No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS 149"). SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities". SFAS 149 is generally effective for contracts entered into or modified after June 30,2003. The adoption of SFAS 149 is expected to have no significant impact on the results of operations or the financial position of the Company.

           In May 2003, FASB issued Statements of Financial Accounting Standards No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003. The adoption of SFAS 150 is expected to have no significant impact on the results of operations or the financial position of the Company.

                                                                     Schedule 1
                                PRINTLUX.COM INC.

                            SCHEDULE OF COST OF SALES

--------------------------------------------------------------------------------------------------------------------
                                                                                      YEAR ENDED JULY 31
                                                                                         2003              2002
--------------------------------------------------------------------------------------------------------------------
Artwork and design                                                                $        -        $         144
Colour copier expenses                                                                      4,197             465
Computer accessories                                                                        9,766           4,598
Courier and freight                                                                        74,269          18,910
Direct labour and benefits                                                                268,509         230,614
Equipment leasing                                                                           7,374           7,278
Equipment repairs and maintenance                                                          10,664          21,574
Paper expenses                                                                            300,043         162,115
Press supplies                                                                             18,639          14,478
Printing                                                                                   34,599          25,968
Printing buyout                                                                           173,505          49,042
Sales commissions                                                                          91,330          43,099
Shop supplies                                                                              12,093          11,099
                                                                                  ----------------------------------

                                                                                  $     1,004,988   $     589,384
====================================================================================================================

                                                                     Schedule 2
                                PRINTLUX.COM INC.

                 SCHEDULE OF GENERAL AND ADMINISTRATIVE EXPENSES

--------------------------------------------------------------------------------------------------------------------
                                                                                           YEAR ENDED JULY 31
                                                                                          2003             2002
--------------------------------------------------------------------------------------------------------------------
Accounting and legal                                                                $      22,840   $     100,879
Administrative wages                                                                      157,599         144,443
Advertising and promotion                                                                   1,310          43,147
Amortization                                                                               50,724          53,176
Automotive                                                                                 13,451          21,269
Bad debts                                                                                  29,188          56,352
Bank charges and interest                                                                  21,026          21,120
Collocation                                                                                24,940          24,940
Consulting                                                                                 18,566           -
Contract labour                                                                            10,636          16,015
Donations                                                                                   5,070          14,084
Dues and subscriptions                                                                      4,636           3,488
Filing fees and transfer agent                                                             10,860          25,859
Foreign exchange loss                                                                      18,720           5,102
Insurance                                                                                  12,653          11,609
Investor relations                                                                          -              15,238
Management compensation                                                                   120,000         187,824
Miscellaneous                                                                               2,918           8,014
Office expenses                                                                            14,169          16,754
Shop expenses                                                                               2,671           2,034
Property taxes                                                                             11,918          11,790
Rent expense                                                                               72,625          71,750
Repairs and maintenance                                                                    29,165          26,877
Telephone                                                                                  14,519          27,016
Training                                                                                      373           1,371
Travel                                                                                     11,828          20,257
Utilities                                                                                   8,759           7,470
                                                                                    --------------------------------

                                                                                    $     691,164   $     937,878
====================================================================================================================

                                PRINTLUX.COM INC.


                          INTERIM FINANCIAL STATEMENTS


                             APRIL 30, 2004 AND 2003













                                    Unaudited
                             Prepared by Management

                                PRINTLUX.COM INC.

                           CONSOLIDATED BALANCE SHEETS

---------------------------------------------------------------------------------------------------------------------
                                                                                 APRIL 30               JULY 31
                                                                                   2004                  2003
---------------------------------------------------------------------------------------------------------------------
ASSETS

Current
     Cash and cash equivalents                                           $            28,501   $          20,261
     Accounts receivable                                                             189,801             310,023
     GST recoverable                                                                   3,144                   -
     Inventory                                                                        30,586              30,586
                                                                         -------------------------------------------

                                                                                     252,032             360,870


Due From Associated Company (Note 5)                                                       -               2,028
Equipment, Furniture and Leasehold Improvement (Note 6)                              256,440             258,359
Goodwill                                                                              41,693              41,693
                                                                         -------------------------------------------

                                                                         $           550,165   $         662,950
====================================================================================================================

LIABILITIES

Current
     Bank indebtedness (Note 7)                                                       57,489              61,552
     Accounts payable and accrued liabilities (Note 11)                  $           422,760   $         339,396
     GST payable                                                                           -               9,444
     Current portion of obligation under capital leases                                2,834               9,496
     Loans payable to a related party (Note 9)                                        97,243              46,098
                                                                         --------------------------------------------
                                                                                     580,326             465,986
                                                                         --------------------------------------------

Obligation Under Capital Leases (Note 8)                                               1,974               3,410
                                                                         --------------------------------------------
                                                                                     582,300             469,396
SHAREHOLDERS' DEFICIENCY

Share Capital (Note 10)                                                            1,565,091           1,565,091

Deficit                                                                           (1,597,226)         (1,371,537)
                                                                         --------------------------------------------
                                                                                     (32,135)            193,554
                                                                         --------------------------------------------

                                                                         $           550,165   $         662,950
=====================================================================================================================


                                    Unaudited
                             Prepared by Management

                                PRINTLUX.COM INC.

                   CONSOLIDATED STATEMENTS OF LOSS AND DEFICIT


--------------------------------------------------------------------------------------------------------------------------
                                        Three months ended   Nine months ended   Three months ended    Nine months ended
                                              April 30             April 30            April 30             April 30
                                                 2004                 2004                2003                 2003
--------------------------------------------------------------------------------------------------------------------------
Revenue                                  $    278,899       $    1,034,368           $    437,324         $ 1,266,887

Cost of Sales (Schedule 1)                    211,403              729,550                238,189             743,389
                                              ----------------------------------------------------------------------------

Gross Margin                                   67,496              304,818                199,135             523,498

Expenses
     General and administrative
       (Schedule 2)                           159,658              379,062                125,932             388,954
                                              ---------------------------------------------------------------------------

Income (Loss) Before Other Items              (92,162)             (74,244)                73,203             134,544
                                              ---------------------------------------------------------------------------

Other Items
     Amortization                              11,176               33,406                 13,164              37,906
     Foreign exchange (gain) loss               5,522               19,669                  5,846               5,108
     Management compensation                   33,000               99,000                 30,000              90,000
     Miscellaneous expense (income)              (149)                (630)                  (466)             (2,589)
                                              ---------------------------------------------------------------------------
                                               49,549              151,445                 48,544             130,425
                                              ---------------------------------------------------------------------------

Income (loss )For The Period                 (141,711)            (225,689)                24,659               4,119

Deficit, Beginning Of Period               (1,455,515)          (1,371,537)            (1,404,368)         (1,383,828)

Deficit, End Of Period                   $ (1,597,226)      $   (1,597,226)          $ (1,379,709)        $(1,379,709)
=========================================================================================================================

Basic and diluted earnings (loss)
per share                                $      (0.01)      $        (0.02)          $      0.003         $     0.001
=========================================================================================================================

Weighted average number of
Common shares outstanding                  13,191,624           13,191,624             13,191,624          13,191,624
=========================================================================================================================




                                    Unaudited
                             Prepared by Management

                                PRINTLUX.COM INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

----------------------------------------------------------------------------------------------------------------------------------
                                                              Three months      Nine months        Three months      Nine months
                                                                  ended            ended              ended             ended
                                                                 April 30         April 30          April 30          April 30
                                                                    2004            2004               2003              2003

----------------------------------------------------------------------------------------------------------------------------------
Operating Activities
    Net loss for the period                                   $   (141,711)   $    (225,689)   $       24,659   $       4,119
    Adjustments for:
      Amortization                                                  11,176           33,406            13,164          37,906
      (Increase) Decrease in account receivable                    129,483          120,221           (28,636)       (164,925)
      Increase (Decrease) in account payable                          (538)          83,365           (26,584)        119,313
      Increase (Decrease) in GST payable                            (7,297)         (12,588)            6,482          10,524
                                                       --------------------------------------------------------------------------
                                                                    (8,887)          (1,285)          (10,915)          6,937
                                                       --------------------------------------------------------------------------

Financing Activities
    (Increase) Decrease in due from associated companies                 -            2,028             7,000          37,000
    Increase (Decrease) in obligation under capital lease           (1,358)          (8,098)           (5,138)        (21,085)
    Increase (Decrease) in shareholder loan                         17,105           51,145            (6,047)        (17,727)
                                                       --------------------------------------------------------------------------
                                                                    15,747           45,075            (4,185)         (1,812)
                                                       --------------------------------------------------------------------------

Investing Activities
     Purchase of capital assets                                          -          (31,487)           (5,666)        (32,886)
                                                       --------------------------------------------------------------------------
                                                                         -          (31,487)           (5,666)        (32,886)

Increase (Decrease) In Cash                                          6,860           12,303           (20,766)        (27,761)

Deficiency in Cash and equivalents,
  Beginning Of Period                                              (35,848)         (41,291)           (9,873)         (2,878)
                                                       --------------------------------------------------------------------------
Deficiency in Cash and equivalents,
  End Of Period                                               $    (28,988)   $     (28,988)  $       (30,639)  $     (30,639)
=================================================================================================================================
Cash and equivalents consists of:
     Short term deposits                                      $          -    $           -   $        16,135   $      16,135
     Operating line                                                (57,489)         (57,489)          (47,906)        (47,906)
     Cash                                                           28,501           28,501             1,132           1,132
                                                       --------------------------------------------------------------------------
                                                              $    (28,988)   $     (28,988)  $       (30,639)  $     (30,639)
=================================================================================================================================

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES

     Effective August 23, 2001, the Company acquired 100% of the issued and outstanding shares of Graffico Printers & Design Inc. by issuing 7,441,624 common shares at a fair value of $97,370.


                                    Unaudited
                             Prepared by Management

PRINTLUX.COM INC.

NOTES TO INTERIM FINANCIAL STATEMENTS
AT APRIL 30, 2004
Unaudited - Prepared by Management



1.       BASIS OF PRESENTATION

     The interim financial statements of Printlux.com Inc. (the "Company") have been prepared by management in accordance with generally accepted accounting principles. The interim consolidated financial statements have been prepared following the same accounting policies and methods of computation as the financial statements for the fiscal year ended July 31, 2003. The disclosures included below are incremental to those included with the annual financial statements. The interim financial statements should be read in conjunction with the consolidated financial statements and the notes thereto in the Company's annual report for the year ended July 31, 2003.


2.       NATURE OF OPERATIONS AND GOING CONCERN

a)       Nature of Operations

         The Company is a full service print company which provides up-to-the-minute innovations in print, promotional and warehouse management services. In addition, the Company has developed, and is continuing to test and improve, technology to deliver online print services to existing and future clientele that require automated, customized and fully integrated solutions for their printing needs.

b)       Going Concern

         The accompanying financial statements have been prepared using Canadian generally accepted accounting principles applicable to a going concern.

         As at April 30, 2004, the Company has an accumulated deficit of $1,597,226 and has a working capital deficiency of $328,294. The Company's ability to continue as a going concern is dependent upon successful completion of additional financing, continuing support of creditors and upon its ability to attain profitable operations. These consolidated financial statements do not give effect to any adjustments that would be necessary should the Company not be able to continue as a going concern.


3.       SIGNIFICANT ACCOUNTING POLICIES

a)       Consolidation

         These consolidated financial statement include the accounts of the Company and its wholly-owned subsidiary, Graffico Printers & Design Inc.

b)       Cash and Cash Equivalents

         Cash  equivalents  are  defined  as  highly  liquid   investments  with
maturities at acquisition of three months or less.

PRINTLUX.COM INC.

NOTES TO INTERIM FINANCIAL STATEMENTS
AT APRIL 30, 2004
Unaudited - Prepared by Management


3.       SIGNIFICANT ACCOUNTING POLICIES cont'd

c)       Inventory

         Inventory is valued at the lower of cost and net realizable value.

d)       Amortization

         Capital assets are recorded at cost and amortization is provided using the following methods at the following rates:

                  Equipment and presses     15% declining balance
                  Computer hardware         20% declining balance
                  Computer software         20% declining balance
                  Web page                  50% declining balance
                  Office furniture          10% declining balance

         Leasehold improvements are amortized on a straight line basis over 10 years.

e)       Goodwill

         The  Company has adopted  the new  requirements  of the CICA  Handbook,
         Section 3062, whereby goodwill is no longer amortized but instead is tested for impairment on an annual basis. Any impairment to goodwill is charged to earnings during the year. There was no impairment of goodwill during the year.

f)       Revenue Recognition

         The Company recognizes revenue at the time the goods are shipped.

g)       Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

h)       Financial Instruments

         The Company's financial instruments consist of cash, accounts receivable, accounts payable and accrued liabilities, and GST payable/receivable. Unless otherwise indicated, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from those financial instruments. The fair value of these financial instruments approximated their carrying values, unless otherwise noted.

PRINTLUX.COM INC.

NOTES TO INTERIM FINANCIAL STATEMENTS
AT APRIL 30, 2004
Unaudited - Prepared by Management


3.       SIGNIFICANT ACCOUNTING POLICIES cont'd

i)       Income Taxes

         The Company follows the liability method of accounting for income taxes. Under the liability method future income tax assets and liabilities are computed based on differences between the carrying amount of assets and liabilities on the balance sheet and their corresponding tax values, using enacted income tax rates at each balance sheet date. Future income tax assets also include the benefit that may be derived from unused loss carry forwards and unclaimed other deductions. The value of future income tax assets is reviewed annually and adjusted, if necessary, by use of valuation allowance to reflect the estimated realizable amount.

j)       Stock Based Compensation

         The Company adopted the new CICA Handbook Section 3870 - "Stock Based Compensation and Other Stock Based Payments", which recommends a fair value based method of accounting for compensation costs. The new section also permits the use of the intrinsic value based method, which recognizes compensation cost for awards to employees only when the market price exceeds the exercise price at date of grant, but requires pro-forma disclosure of earnings and earnings per share as if the fair value method had been adopted. The Company has elected to adopt the intrinsic value based method for employees' awards. Any consideration paid by the option holders to purchase shares is credited to share capital. The adoption of this accounting policy has no effect on the financial statement of either the current period or prior periods presented.

k)       Net Income (Loss) Per Share

         The Company has adopted the new accounting standard for the calculation of net income (loss) per share which follows the "treasury stock method" in the calculation of diluted net income (loss) per share and requires the presentation of both basic and diluted net income (loss) per share on the face of the consolidated statement of income and deficit regardless of the materiality of the difference between them.

l)       Foreign Currency Transactions

         Transactions recorded in foreign currencies have been translated into Canadian dollars as follows:

         i) monetary items at the rate prevailing at the balance sheet date;
         ii)      non-monetary items at the historical exchange rate;
         iii) revenue and expense at the average rate in effect during the applicable accounting period.

          Gains and losses arising on translation are included in the results of operations.

PRINTLUX.COM INC.

NOTES TO INTERIM FINANCIAL STATEMENTS
AT APRIL 30, 2004
Unaudited - Prepared by Management


4.       ACQUISITION OF SUBSIDIARY

     Effective August 23, 2001, Printlux.com Inc. ("Printlux") acquired 100% of the issued and outstanding common shares of Graffico Printers & Design Inc. ("Graffico") by issuing 7,441,624 common shares (includes 425,000 common shares issued to an arm's length party as a finders fee). Since the transaction resulted in the former shareholder of Graffico owning the majority of the issued common shares of Printlux, the transaction, which is referred to as a "reverse take-over", has been treated for accounting purposes as an acquisition by Graffico of the net assets and liabilities of Printlux. Under this purchase method of accounting, the results of operations of Printlux are included in these financial statements from August 23, 2001.

     Control of the net assets of Printlux was acquired for total consideration of $97,370 representing the fair value of the assets of Printlux. Graffico is deemed to be the purchaser for accounting purposes and, accordingly, its net assets are included in the balance sheet at their previously recorded values.

     The acquisition is summarized as follows:

      Current assets (including cash of $3,295)              $           7,149
      Other assets                                                     206,802
                                                               ---------------
                                                                       213,951
      Current liabilities                                              116,581
                                                               ---------------
                                                             $          97,370
                                                               ===============

      Consideration given at fair value
          Issue of common shares                             $          97,370
                                                               ===============

PRINTLUX.COM INC.

NOTES TO INTERIM FINANCIAL STATEMENTS
AT APRIL 30, 2004
Unaudited - Prepared by Management


4.       ACQUISITION OF SUBSIDIARY cont'd

Summarized financial information of Printlux.com Inc.

Balance Sheets

                                                                                 August 23            July 31
                                                                                    2001               2001
                                                                             ------------------- ------------------
      Assets
         Current
            Cash                                                             $            3,295  $           4,002
            Accounts receivable                                                           3,854              3,862
                                                                                ----------------   ---------------
                                                                                          7,149              7,864
        Deferred costs                                                                  206,289            155,721
        Capital assets                                                                      513                513
                                                                                ----------------   ---------------
                                                                             $          213,951  $         164,098
                                                                                ================   ===============

      Liabilities
         Current
             Accounts payable                                                $          116,581  $          66,013
                                                                                ----------------   ---------------

      Shareholders' Equity
         Share capital                                                                  250,947            250,947
         Deficit                                                                       (153,577)          (152,862)
                                                                                ----------------   ---------------
                                                                                         97,370             98,085
                                                                                ----------------   ---------------

                                                                             $          213,951  $         164,098
                                                                                ================   ===============


Statements of Loss

                                                                                 August 23            July 31
                                                                                    2001                2001
                                                                                ----------------    ---------------

      Expenses                                                               $         (737)     $      (27,763)
      Interest income                                                                    22               2,489
                                                                                ----------------    ---------------

      Loss for the period                                                    $          (715)    $      (25,274)
                                                                                ================    ===============

PRINTLUX.COM INC.

NOTES TO INTERIM FINANCIAL STATEMENTS
AT APRIL 30, 2004
Unaudited - Prepared by Management


4.       ACQUISITION OF SUBSIDIARY cont'd

     Statements of Cash Flows
                                                                                 August 23            July 31
                                                                                    2001                2001
                                                                             ------------------- ------------------
      Cash flows from operating activities
           Loss for the period                                               $          (715)    $      (25,274)
           Amortization                                                                    -                220
                                                                                ----------------  --------------

                                                                                        (715)           (25,054)
           Changes in non-cash working capital                                        50,576             43,823
                                                                                ----------------  ---------------
                                                                                      49,861             18,769

      Cash flows from investing activity
           Deferred costs                                                            (50,568)          (128,219)
                                                                                ----------------  ---------------

      Decrease in cash                                                                  (707)          (109,450)
      Cash, beginning of period                                                        4,002            113,452
                                                                                ----------------  ---------------

                                                                                ----------------  ---------------
    Cash, end of period                                                    $           3,295    $         4,002
                                                                                ================  ===============

5.       DUE FROM ASSOCIATED COMPANY

     Due from associated companies consists of the following:

                                                                         APRIL 30, 2004             JULY 31, 2003
                                                                    -------------------------     --------------------
           585272 B.C. Ltd.                                             $                  -      $            2,028
                                                                    =========================     ====================

     This receivable does not bear interest or have fixed terms of repayment.

6.       EQUIPMENT, FURNITURE AND LEASEHOLD IMPROVEMENTS

                                                          APRIL 30, 2004                            JULY 31, 2003
                                       ------------------------------------------------------    --------------------
                                                             ACCUMULATED          NET BOOK             NET BOOK
                                            COST            AMORTIZATION          VALUE                 VALUE
                                       ------------------------------------------------------    --------------------
     Equipment and presses             $       338,472   $           184,523   $     153,949     $           144,130
     Office furniture                           50,896                24,496          26,400                  23,472
     Computer hardware                         119,273                79,170          40,103                  47,180
     Computer software                          52,660                28,586          24,074                  28,323
     Leasehold improvements                     12,467                 4,566           7,901                   8,834
     Web page                                   32,100                28,087           4,013                   6,420
                                       ------------------------------------------------------    --------------------

                                       $       605,868   $           349,428   $     256,440     $           258,359
                                       ======================================================    ====================

PRINTLUX.COM INC.

NOTES TO INTERIM FINANCIAL STATEMENTS
AT APRIL 30, 2004
Unaudited - Prepared by Management

7.   BANK INDEBTEDNESS

     Bank indebtedness consists of:

                                                                         APRIL 30, 2004             JULY 31, 2003
                                                                    ------------------------------------------------
     Business  line of  credit on which  interest  is  charged  at
     prime plus 1.5%                                                    $             57,489      $           61,552
                                                                          ------------------        ----------------

                                                                        $             57,489      $           61,552
                                                                          ==================        ================

     The business line of credit has a limit of $65,000, and is secured by a registered general assignment of book debt and a floating fixed charge over all corporate assets.


8.       OBLIGATIONS UNDER CAPITAL LEASES

     The Company has acquired certain capital assets under capital lease. Payments under these leases are as follows:

                                                                         APRIL 30, 2004             JULY 31, 2003
                                                                    -------------------------    --------------------
          2004                                                          $              1,521      $           10,303
          2005                                                                         3,542                   3,542
                                                                   --------------------------    --------------------

          Total minimum lease payments                                                 5,063                  13,845
          Less:  Amount representing interest                                           (255)                   (939)
                                                                    -------------------------    --------------------

          Balance of obligation                                                        4,808                  12,906
          Current portion                                                              2,834                   9,496

                                                                    -------------------------    --------------------

                                                                        $              1,974      $            3,410
                                                                    =========================    ====================


9.       LOANS PAYABLE TO RELATED PARTY

                                                                          APRIL 30, 2004             JULY 31, 2003
                                                                      ------------------------    --------------------

     Unsecured with interest at 9% per annum,  compounded monthly,
     and repayable on July 27, 2004                                     $              6,736      $           26,098
     Unsecured,  interest at 12% per annum, with no specific terms
     of repayment                                                                     90,507                  20,000
                                                                    --------------------------    --------------------
                                                                        $             97,243      $           46,098
                                                                    ==========================    ====================

PRINTLUX.COM INC.

NOTES TO INTERIM FINANCIAL STATEMENTS
AT APRIL 30, 2004
Unaudited - Prepared by Management

10.      SHARE CAPITAL

a)       Authorized

         An unlimited number of common shares without nominal or par value.

         An unlimited number of preferred shares, without nominal or par value, issuable in series. The directors are authorized to fix the number of shares in each series and to determine the designation, rights, privileges, restrictions and conditions attached to shares of each series.

b)       Issued and Outstanding

                                                                                     Number Of
                                                                                      Shares         Consideration
                                                                                  ---------------- -------------------
        Balance, July 31, 2001                                                              1,000  $             10

        Adjustment  to the number of shares issued and  outstanding  as a result of the reverse takeover transaction
            Graffico Printers & Design Inc.                                                (1,000)                -
            Printlux.com Inc.                                                           4,300,000                 -
                                                                                  ----------------    ----------------
                                                                                        4,300,000                10

        Consolidation   of   the   share   capital   on   the   basis   of   one
            post-consolidation  common  share for  every  two  pre-consolidation
            common shares                                                              (2,150,000)                -
                                                                                  ----------------    ----------------

                                                                                        2,150,000                10
                                                                                  ----------------    ----------------

        Fair  value of  shares  issued in  connection  with the  acquisition  of
            Graffico Printers & Design Inc. (Note 4)                                    7,441,624            97,370

        Public  offering of common  shares for cash (net of share issue costs of
            $332,289)                                                                   3,600,000         1,467,711

        Balance, April 30, 2004 and July 31, 2003                                      13,191,624  $      1,565,091
                                                                                  ----------------   -----------------

c)       Escrowed Shares

         Of the issued and outstanding common shares, a total of 5,261,638 common shares are held in escrow to be released as follows:

i)       350,000 common shares to be released from escrow on August 23, 2004.

ii) 4,911,638 common shares to be released from escrow as to 10% every six months after twenty-four month anniversary of August 23, 2001 transaction disclosed in Note 4.

PRINTLUX.COM INC.

NOTES TO INTERIM FINANCIAL STATEMENTS
AT APRIL 30, 2004
Unaudited - Prepared by Management

10.      SHARE CAPITAL cont'd

d)       Share Purchase Warrants

         A total of 540,000 share purchase warrants expired unexercised during the period.

e)       Stock Options

         As at April 30, 2004, the following stock options are outstanding:

          Number of shares              Price per share          Expiry Date
          ----------------              ---------------          -----------

           1,675,000                       $0.50              September 20, 2006

         Subsequent to the quarter end, the Company amended the exercise price of the above options to $0.15 per share.

f)       Private Placement

         On March 23, 2004, the Company announced that it had arranged a non-brokered private placement of up to 1,000,000 units at a price of $0.10 per unit. Each unit will consist of one common share and one 12 month non-transferable share purchase warrant exercisable at a $0.12.


11.  RELATED PARTY TRANSACTIONS

a) Commencing on May 1, 2000, the Company entered into a long term lease agreement regarding its premises with an associated company, 585272 B.C. Ltd. During the nine months ended April 30, 2004, the rent expense incurred under the lease agreement totalled $56,437 (2003 - $53,813).

b) As at April 30, 2004, accounts payable included $46,915 (2003 - $52,538) in unpaid rent incurred under the above noted lease agreement, and $76,297 (2003 - $74,250) in management fees payable to directors of the Company.

c) The amount described in Note 5 is due from a company with a director in common.

d)       The amount described in Note 9 is due to a director of the Company.

PRINTLUX.COM INC.

NOTES TO INTERIM FINANCIAL STATEMENTS
AT APRIL 30, 2004
Unaudited - Prepared by Management

12.      COMMITMENTS

      The Company rents its premises under a long term operating lease from an associated company, 585272 B.C. Ltd. The minimum annual rental in each of the next five years is:

                                       2004                    $      75,250
                                       2005                    $      75,250
                                       2006                    $      75,250
                                       2007                    $      78,250
                                       2008                    $      78,750

13.      INCOME TAXES

      At July 31, 2003, the Company and its subsidiary have $1,502,000 non-capital loss carryforwards available for tax purposes. These losses expire as follows:

                                       2004                    $           4,000
                                       2005                               43,000
                                       2006                              109,000
                                       2007                              277,000
                                       2008                              271,000
                                       2009                              696,000
                                       2010                              102,000
                                                                 ---------------

                                                               $       1,502,000
                                                                 ===============

14.      SUBSEQUENT EVENTS

      The Company received regulatory approval for amending the exercise price for a total of 1,675,000 options expiring September 20, 2006 to $0.15. The Company also received approval for the granting 700,000 options to purchase common shares at $0.15 to certain directors, officers and employees. These new options expire in 2009.

                                                                     Schedule 1

                                PRINTLUX.COM INC.

                         SCHEDULE OF COST OF GOODS SOLD

--------------------------------------------------------------------------------------------------------------------------------
                                                         Three months        Nine months            Three          Nine months
                                                        ended April 30       ended April        months ended      ended April 30
                                                             2004                30               April 30             2003
                                                                                2004                2003
--------------------------------------------------------------------------------------------------------------------------------
Artwork and design                                   $            -      $           -       $          561    $          561
Colour copier expenses                                        1,158               3,723               3,409            13,077
Computer accessories                                          3,249               9,464                 869            11,513
Courier and freight                                          29,818              86,614              16,097            40,194
Direct labour and benefits                                   44,187             144,126              21,519           156,865
Equipment leasing                                             1,894               5,695               1,824             5,473
Equipment repairs and maintenance                               609               1,812               2,656             9,820
Paper expenses                                               80,934             236,084              83,924           262,982
Press supplies                                                4,214              11,510               5,714            16,306
Printing                                                      4,408              18,904                   -                 -
Printing buyout                                              18,992             137,055              72,088           146,064
Sales commissions                                            20,031              65,910              27,763            71,691
Shop supplies                                                 1,909               8,653               1,765             8,843
                                                     ---------------------------------------------------------------------------

                                                     $      211,403      $      729,550      $      238,189    $      743,389
================================================================================================================================



                                    Unaudited
                             Prepared by Management

                                                                     Schedule 2
                                PRINTLUX.COM INC.

                 SCHEDULE OF GENERAL AND ADMINISTRATIVE EXPENSES

--------------------------------------------------------------------------------------------------------------------------------
                                                         Three months        Nine months        Three months       Nine months
                                                        ended April 30     ended April 30      ended April 30     ended April 30
                                                             2004               2004                2003              2003
--------------------------------------------------------------------------------------------------------------------------------
Accounting and legal                                 $        1,166      $        9,042      $       $2,265    $       17,539
Administrative wages                                         54,560             150,518              73,860           156,352
Advertising and promotion                                    21,138              21,138                 310             1,310
Automotive                                                    3,952              10,853                 979            10,484
Bad debts                                                       657                 657                   -            17,707
Bank charges and interest                                     2,438              10,980               4,986            15,144
Colocation                                                   18,705              18,705                   -                 -
Consulting                                                        -                   -                   -            12,566
Contract labour                                               5,660              14,597               3,904             8,925
Donations                                                     3,147               3,547                   -             5,000
Dues and subscriptions                                          645               1,788                 810             3,154
Filing fees and transfer agent                                5,240              11,235               4,245             9,882
Insurance                                                     1,982               8,200               1,982             7,329
Miscellaneous                                                    41                 446                (142)            3,145
Office expenses                                                 192               1,978                  32             4,511
Shop expenses                                                   774               1,039               1,103             2,517
Property taxes                                                3,498              10,494               3,540            10,620
Rent expense                                                 18,813              56,437              17,938            53,813
Repairs and maintenance                                       6,941              20,138               1,977            19,582
Telephone                                                     2,888               9,645               3,496            11,750
Training                                                          -                 242                 355               595
Travel                                                        5,599              11,718               2,120             9,796
Utilities                                                     1,622               5,665               2,172             7,233
                                                     ----------------------------------------------------------------------------
                                                     $       159,658     $      379,062      $      125,932    $       388,954
=================================================================================================================================


                                    Unaudited
                             Prepared by Management